Exhibit 1.01
PHINIA INC.
Conflict Minerals Report
For the Reporting Period from January 1, 2023 to December 31, 2023
This Conflict Minerals Report (“Report”) of PHINIA Inc. (“PHINIA” or the “Company”) for the reporting period January 1, 2023 to December 31, 2023 (the “Reporting Period”) is filed pursuant to Rule 13p-1 and Form SD under the Securities Exchange Act of 1934, as amended (collectively, the “Rule”).
The Rule requires the annual filing with the Securities and Exchange Commission (the “SEC”) of a Form SD, together with this Report (if relevant) as an exhibit to Form SD, regarding the sourcing of Conflict Minerals (as defined below) contained in the products that the Company manufactures or contracts to manufacture if those Conflict Minerals are necessary to the production or functionality of such products. Conflict Minerals are defined as gold, columbite-tantalite (coltan), cassiterite, wolframite, or their derivatives, which are limited to tantalum, tin, tungsten (collectively, “Conflict Minerals” or “3TG”). The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo and its adjoining countries (Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia).
Company and Products Overview
PHINIA is a leader in the development, design, and manufacture of integrated components and systems that are designed to optimize performance, increase efficiency, and reduce emissions in combustion and hybrid propulsion for commercial vehicles and industrial applications (heavy-duty and medium-duty trucks, off-highway construction, marine, aviation, and agricultural) and light vehicles (passenger cars, trucks, vans, and sport-utility). The Company is a global supplier to most major original equipment manufacturers (“OEMs”), offers a wide range of original equipment service (“OES”) solutions and remanufactured products, and provides an expanded range of products for the independent (“non-OEM”) aftermarket.
On December 6, 2022, BorgWarner Inc., a manufacturer and supplier of automotive industry components and parts (“BorgWarner”) announced plans for the complete legal and structural separation of its Fuel Systems and Aftermarket businesses by the spin-off of its wholly-owned subsidiary, PHINIA, which was formed on February 9, 2023 (the “Spin-Off”).
On July 3, 2023, BorgWarner completed the Spin-Off. As a result of these transactions, all of the assets, liabilities, and legal entities comprising BorgWarner’s Fuel Systems and Aftermarket businesses are now owned directly, or indirectly through its subsidiaries, by PHINIA. PHINIA is an independent, public company trading under the symbol “PHIN” on the New York Stock Exchange.
The Company’s business is comprised of two reportable segments: Fuel Systems and Aftermarket. The Fuel Systems segment provides advanced fuel injection systems, fuel delivery modules, canisters, sensors, electronic control modules, and associated software. Our highly engineered fuel injection systems portfolio includes pumps, injectors, fuel rail assemblies, engine control modules, and complete systems, including software and calibration services, for traditional and hybrid applications. The Aftermarket segment sells products to independent aftermarket customers and OES customers. Its product portfolio includes a wide range of products, as well as maintenance, test equipment, and vehicle diagnostics solutions. The Aftermarket segment also includes sales of starters and alternators to OEMs.

Reasonable Country of Origin Inquiry
As required by the Rule, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) covering calendar year 2023. Our RCOI was reasonably designed to determine whether any of the necessary Conflict Minerals contained in our products originated in a Covered Country or came from recycled or scrap sources.
We engaged APA Engineering Conflict Minerals Due Diligence Service (“APA”), an experienced third-party service provider, to assist us with our RCOI, supplier engagement, and due diligence. The Company and APA utilized the International Material Data System to identify our products that may contain 3TG necessary to their functionality or production and mapped them to our direct suppliers. Through this process, the Company and APA identified approximately 321 direct suppliers that constituted our in-scope direct suppliers for 2023.
The Company obtained all contact details for the approximately 321 in-scope direct suppliers and provided this information to APA for uploading into APA’s AutoGen – CM software platform that enables users to complete and track supplier communications and allows suppliers to upload completed conflict mineral reporting templates for validation, assessment, and management (“AutoGen – CM”). The AutoGen – CM evaluates the quality of each supplier response and assigns a score based on the supplier’s declaration. Additionally, the metrics provided in this Report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform. On the Company’s behalf and through the AutoGen – CM, the APA team requested that all in-scope suppliers complete a Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”) version 6.31 or higher.
For calendar year 2023, our suppliers identified a total of 366 verified smelters and refiners (sometimes herein, “SORs”) that may have processed the necessary 3TG contained in our products. During the course of our RCOI, we were not able to confirm the country of origin for all of the 3TG that may be contained in the materials or products we purchased from our suppliers or to determine whether those 3TGs were from recycled or scrap sources. Therefore, we have concluded that some of our products manufactured during the Reporting Period may contain necessary 3TGs that may have originated in the Covered Countries or may not be from recycled or scrap sources. Accordingly, we performed due diligence in an effort to determine the source and chain of custody of these necessary 3TGs.
Due Diligence
Design of Due Diligence Measures
We designed our due diligence measures relating to 3TG to conform in all material respects with the due diligence framework in the Organisation for Economic Co-operation and Development (the “OECD”) Due Diligence Guidance of Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and the related supplement for tin, tantalum, and tungsten and the supplement for gold, Third Edition, 2016 (the “OECD Guidance”).
Due Diligence Measures Performed
The following is a description of the due diligence measures we performed during and for the Reporting Period.
OECD Step #1: Establish Strong Company Management Systems
The Company has established a cross-functional team to support our Conflict Minerals due diligence and compliance efforts. The team is led by our Vice President and Chief Purchasing Officer and is comprised of representatives from Supply Chain Excellence, Legal, and Ethics and Compliance, in addition to other subject matter experts (the “Compliance Team”). We also have engaged APA, an experienced third-party service provider, to assist us with our due diligence and compliance efforts.
The Company is committed to continuing to operate in a socially responsible manner and expects suppliers throughout its supply chain to supply products and materials from socially responsible sources. To that end, the Company has developed a Conflict Minerals Statement that has been provided to all suppliers and can be found on our website at www.phinia.com.
We used the RMI’s CMRT to gather information from our suppliers about SORs that processed the necessary 3TG contained in our products. We requested in-scope suppliers to complete the CMRT, and we encouraged our suppliers to consult the information contained on the RMI website. The Company is committed to retaining supplier responses and other communications and information relating to Conflict Minerals in electronic form for at least 5 years.
The Company has an independent, 24/7 hotline and web portal hosted by a third-party (the “Compliance Hotline”) through which employees and external parties can anonymously and confidentially raise concerns or questions about compliance with our Code of Ethical Conduct and other Company policies and principles, including the Company’s Conflict Minerals Statement. The Compliance Hotline is available in the local language of all areas in which we operate. Suppliers also may reach out to report concerns by email to complianceoffice@phinia.com.
OECD Step #2: Identify and Assess Risks in the Supply Chain
We sent requests to all suppliers that we identified as having provided us with products containing 3TG, or that we believe may have provided us with products containing 3TG in calendar year 2023, and we asked them to provide us with a completed CMRT. We requested that they complete the CMRT at the product-level basis rather than at the company-level basis.
APA also provided suppliers training and education to guide them on best practices and the use of the CMRT. APA monitored and tracked all communications in the AutoGen – CM for reporting and transparency. The Company directly contacted suppliers that were unresponsive to APA’s communications during the diligence process and requested that these suppliers complete the CMRT and submit it to APA.
APA’s AutoGen – CM platform performed an automated data validation on all submitted CMRTs. The data validation identifies any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which help to identify areas that require further classification or risk assessment. The results of this data validation were shared with the suppliers to direct them to responses that require clarification or improvement.
All submitted CMRTs were accepted and classified as valid or invalid so that data is retained. Suppliers were contacted regarding invalid forms and were encouraged to submit a valid form. Suppliers were also provided with guidance on how to correct these validation errors in the form of written feedback to their CMRT submission, training courses, and direct engagement with APA. Because some suppliers remained unresponsive to feedback, the Company tracked and identified improvement opportunities.
APA reviewed the lists of SORs provided by our suppliers and validated and cross-referenced such SOR information against information on APA’s database. APA cross-checked the SORs reported by our suppliers to determine whether the SORs were conformant or active with RMI’s Responsible Minerals Assurance Process (“RMAP”).
Each facility that is recognized by RMI as a smelter or refiner of a 3TG mineral is assessed by APA according to red-flag indicators defined in the OECD Guidance. APA uses numerous factors to determine the level of risk that each smelter or refiner poses to the supply chain by identifying red flags. These factors include:
•    Geographic proximity to the DRC and Covered Countries;
•    Known mineral source country of origin;
•    RMAP audit status;
•    Credible evidence of unethical or conflict sourcing; and
•    Peer assessments conducted by credible third-party sources.
OECD Step #3: Design and Implement a Strategy to Respond to Identified Risks
Members of our Compliance Team periodically briefed the Vice President and Chief Purchasing Officer about the Company’s Conflict Minerals due diligence and compliance activities and the results of our due diligence measures.
APA followed up with non-responsive suppliers and with suppliers who provided incomplete responses or responses we believe to be inaccurate.
The Company distributed training materials to identified in-scope suppliers to reinforce the requirements of the Rule and our expectations of our suppliers. We distributed training materials to Company personnel to reinforce the requirements of the Rule and our risk mitigation plan.
As part of our risk management process under the OECD Guidance, when facilities of concern were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated by the lead manufacturing site or Global Commodity Manager responsible for managing the relationship with the supplier. Through APA, suppliers with submissions that included any SORs of concern were provided with feedback instructing that supplier to take their own independent risk mitigation actions. We also requested that suppliers provide product-level basis responses in the CMRT to better identify the connection to products that they supply to the Company. Certain high-risk suppliers were given clear performance objectives to accomplish within reasonable timeframes, with the ultimate goal of progressive elimination of these SORs of concern from the supply chain. We monitor and track performance of risk mitigation efforts and provide periodic updates to our Vice President and Chief Purchasing Officer.
Any concerns reported through the Compliance Hotline will be reported to the Chief Compliance Officer and investigated promptly. While the Company has not received any concerns relating to Conflict Minerals through the Compliance Hotline, any such concerns would also be reported to the Vice President and Chief Purchasing Officer, and fully investigated.
OECD Step #4: Carry Out Independent Third-Party Audit of Smelter/Refiner Due Diligence Practices
Because we do not have direct relationships with SORs, we rely on RMI for its RMAP audits of the SORs’ due diligence activities. We requested that our in-scope suppliers encourage SORs in our Conflict Minerals supply chain to undergo an audit in accordance with the RMAP.
OECD Step #5: Report Annually on Supply Chain Due Diligence
This Report constitutes the Company’s first annual report as an independent, public company on our Conflict Minerals due diligence. This Report and the Form SD are available on our website at investors.phinia.com and have been filed with the SEC. The website and information accessible through it are not incorporated into this document. We intend to file our Form SD and Report each year required by the Rule.
Results of Due Diligence
Because we have not received sufficient and complete responses from all of our in-scope suppliers, and many of the supplier responses provided us with data on a company-level or a business-level basis rather than on a product-level basis, we do not have sufficiently detailed information to conclusively determine the countries of origin or chain of custody of the necessary Conflict Minerals in our products.
Facilities Used to Process Necessary Conflict Minerals
Based on the information on RMI’s public website, our suppliers identified a total of 366 SORs that may have processed the necessary 3TG contained in our products. Of those, 65% identified by our in-scope suppliers for calendar year 2023 were designated by RMI as conformant, 2% were designated by RMI as active, and 8% were designated by RMI as non-conformant. The remaining 25% were Eligible Facilities (as defined by RMI), but have not received an RMI designation.
Attached as Appendix A is a list of the 366 SORs identified by our suppliers in their completed CMRTs that also appear on the lists of SORs maintained by RMI. Because most of the CMRTs we received from our suppliers were made on a company- or business-level basis, rather than on a product-level basis, we are not able to identify which SORs actually processed the necessary 3TGs contained in our products. Therefore, our list of SORs in Appendix A may contain more facilities than those that actually processed the necessary 3TG contained in our products. All information on Appendix A is based on information made publicly available by the RMI and listed on the RMI website as of March 22, 2024.
Countries of Origin of Our Necessary Conflict Minerals.
Based on the information available to us, we are not able to confirm which countries were the precise sources of the necessary Conflict Minerals contained in our products.
Efforts to Determine Mine or Location of Origin.
Our suppliers’ responses and RMI’s information did not provide sufficiently detailed information for us to determine the mine or location of origin of the necessary 3TG contained in our products in 2023. Our efforts to determine the mine and location of origin of the Conflict Minerals in our products with the greatest specificity consisted of the due diligence measures described in this Report.
Steps Taken and Being Taken to Mitigate Risk and Improve Due Diligence
As we further develop our due diligence in calendar year 2024, the Company intends to continue implementing the following steps to mitigate risk and improve our due diligence efforts and supplier engagement:
•Continue to strengthen our engagement with our suppliers regarding Conflict Minerals, including requiring CMRT information from key suppliers and any new supplier;
•Continue to ask our suppliers to provide product-level CMRTs to enhance the Company’s reporting and compliance efforts;
•Continue to drive our suppliers to obtain current, accurate, and complete information from their supply chain about their smelters and refiners of Conflict Minerals;

•Work with our suppliers to encourage smelters and refiners identified as part of our supply chain which are sourcing, or believed to be sourcing, from the Covered Countries to be audited and certified to a protocol recognized by the RMAP, either directly or indirectly through suppliers and/or relevant industry partnerships, including follow-up in 2024 on smelters and refiners that were identified as requiring risk mitigation in connection with the preparation of this Report; and
•Evaluate participation in relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.
Independent Private Sector Audit
Pursuant to guidance from the SEC, this Report is not required to be audited by an independent private sector auditor.
Cautionary Statement Regarding Forward-Looking Information
This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact that provide current expectations or forecasts of future events or plans are based on certain assumptions and are not guarantees of future performance. Forward-looking statements use words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or other words of similar meaning.
Forward-looking statements are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Risks, uncertainties, and factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: (a) the responsible sourcing of minerals in our supply chain by our direct and indirect suppliers; (b) the effectiveness of traceability systems used by our direct and indirect suppliers to determine the source and chain of custody of minerals contained in our supply chain; and (c) other risks, uncertainties, and other factors described from time to time in the Company’s reports filed with the SEC.
We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Additional Risk Factors
The statements in this Report are based on the RCOI process and due diligence performed in good faith by the Company and are based on the information available at the time of this Report. A number of factors could introduce errors or otherwise affect the accuracy of statements made in this Report. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions in information provided by suppliers, errors or omissions in information provided by smelters and refiners, confusion by suppliers over requirements of the SEC final rule, gaps in supplier education and knowledge, errors or omissions in public information, translation of public data, oversights or errors in smelter or refiner audits, Covered Country-sourced materials being declared secondary materials, illegally tagged Conflict Minerals from Covered Countries being introduced into the supply chain, and smuggling of Conflict Minerals from Covered Countries to countries beyond the Covered Countries.

Appendix A - Smelter and Refiner List
Based on our review of our suppliers’ CMRT responses, the facilities that may have been used to process the 3TGs contained in our products may include, but may not be limited to, the smelters and refiners listed below. We have listed all confirmed smelters and refiners identified by our suppliers, but because of the nature and scope of our suppliers’ CMRT responses, we have not determined which of these smelters and refiners actually processed the necessary 3TG in our products.
This listing reflects datasets obtained from RMI. The inclusion in Appendix A of any OFAC-sanctioned entities reflects these generalized third-party datasets and does not indicate actual sourcing by the Company from any sanctioned entities.

Mineral	Smelter or Refiner Name	Smelter ID
Gold	8853 S.p.A.	CID002763
Gold	ABC Refinery Pty Ltd.	CID002920
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	African Gold Refinery	CID003185
Gold	Agosi AG	CID000035
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Albino Mountinho Lda.	CID002760
Gold	Alexy Metals	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	AU Traders and Refiners	CID002850
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden Ronnskar	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Metaux S.A.	CID000189
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Coimpa Industrial LTDA	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343

Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	Dongwu Gold Group	CID003663
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	Emirates Gold DMCC	CID002561
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Fujairah Gold FZC	CID002584
Gold	Geib Refining Corporation	CID002459
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Gold by Gold Colombia	CID003641
Gold	Gold Coast Refinery	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	Industrial Refining Company	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	International Precious Metal Refiners	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	JALAN & Company	CID002893
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Novosibirsk Refinery	CID000493
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	K.A. Rasmussen	CID003497

Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kundan Care Products Ltd.	CID003463
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	L'Orfebre S.A.	CID002762
Gold	LS MnM Inc.	CID001078
Gold	LT Metal Ltd.	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	MD Overseas	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	Metallix Refining Inc.	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MKS PAMP SA	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326

Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	QG Refining, LLC	CID003324
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	REMONDIS PMR B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	Sai Refinery	CID002853
Gold	Sam Precious Metals	CID003666
Gold	Samduck Precious Metals	CID001555
Gold	Samwon Metals Corp.	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sovereign Metals	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sudan Gold Refinery	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955

Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	WEEEREFINING	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Tantalum	5D Production OU	CID003926
Tantalum	AMG Brasil	CID001076
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	D Block Metals, LLC	CID002504
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET de Mexico	CID002539
Tantalum	Materion Newton Inc.	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	Plansee SE Reutte	CID002556
Tantalum	PowerX Ltd.	CID004054
Tantalum	QuantumClean	CID001508
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	RFH Recycling Metals Co., Ltd.	CID003159
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taike Technology (Suzhou) Co.,Ltd.	CID002566
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	TANIOBIS Co., Ltd.	CID002544

Tantalum	TANIOBIS GmbH	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CID003498
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CID003973
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232
Tin	Alpha	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	CV Ayi Jaya	CID002570
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Dowa	CID000402
Tin	Dragon Silver Holdings Limited	CID003579
Tin	DS Myanmar	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	Feinhutte Halsbrucke GmbH	CID000466
Tin	Fenix Metals	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Luna Smelter, Ltd.	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105

Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineracao Taboca S.A.	CID001173
Tin	Mining Minerals Resources SARL	CID004065
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Novosibirsk Tin Combine	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	Pongpipat Company Limited	CID003208
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Serumpun	CID003205
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	PT Panca Mega Persada	CID001457
Tin	PT Premium Tin Indonesia	CID000313
Tin	PT Prima Timah Utama	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	PT Rajehan Ariq	CID002593
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sukses Inti Makmur (SIM)	CID002816
Tin	PT Timah Nusantara	CID001486
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tirus Putra Mandiri	CID002478
Tin	PT Tommy Utama	CID001493
Tin	Resind Industria e Comercio Ltda.	CID002706

Tin	Rian Resources SDN. BHD.	CID003581
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Super Ligas	CID002756
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Tin Technology & Refining	CID003325
Tin	TRATHO Metal Quimica	CID003474
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Artek LLC	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Avon Specialty Metals Ltd	CID002704
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CID003580
Tungsten	Global Tungsten & Powders LLC	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	LLC Vostok	CID003643
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Moliren Ltd.	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034
Tungsten	Niagara Refining LLC	CID002589
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	OOO “Technolom” 1	CID003614
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tungsten	Unecha Refractory metals plant	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Yudu Ansheng Tungsten Co., Ltd.	CID003662